UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2026

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Closing of Local Asset Purchase Agreements

As disclosed in the Current Report on Form 8-K filed by Senseonics Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on March 12, 2026, the Company, Senseonics, Incorporated (together with the Company and its affiliates, the “Purchaser Parties”) and Ascensia Diabetes Care Holdings AG (the “Seller” and together with its affiliates, the “Seller Parties”) entered into a series of local asset purchase agreements on March 12, 2026, pursuant to which, among other things, the Purchaser Parties agreed to acquire Seller’s and as applicable, Seller Parties’, right, title and interest in and to certain assets related to Seller’s commercial Eversense CGM activities in Italy, Germany, Spain and Sweden (such assets, the “European Purchased Assets”) and, in connection therewith, the assumption of certain liabilities and obligations associated with the European Purchased Assets (the “European Asset Purchases”), as contemplated by that certain master asset purchase agreement, dated as of December 31, 2025, by and between the Purchaser Parties and the Seller.

Following the satisfaction or waiver of customary closing conditions, the closing of each of the European Asset Purchases related to the Eversense CGM activities in Germany, Spain and Sweden occurred on June 1, 2026 and the closing of the European Asset Purchase related to the Eversense CGM activities in Italy occurred on June 8, 2026, with an effective date of the transfer for finance and accounting purposes of June 1, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026	SENSEONICS HOLDINGS, INC.

	By:	/s/ Rick Sullivan
	Name:	Rick Sullivan
	Title:	Chief Financial Officer